EXHIBIT 21.1


Simonds Industries Inc. [the "Company]
DE Corporation: DOI 05/16/95;  FYE: 12/31

Address: 135 Intervale Road, P.O. Box 500, Fitchburg,
         Worcester County, Massachusetts  01420



SUBSIDIARIES

1.        Simonds Industries FSC, Inc.
          US Virgin Islands Corporation: DOI 10/3/88; FYE: 12/31
          Address: c/o Chase Trade, Inc.
                   Chase Financial Center
                   11A & 11B Curacao Gade
                   P.O. Box 6220, St. Thomas, VI 00804

2.       Simonds Industries Limited
         UK Corporation: DOI 3/18/89; FYE: 12/31; Reg. No.: 2232753
         Address:  Unit 3 Motorway Industrial Estate
                   Sheffield ENG S9 1DH

3.       Simonds Industries Inc.
         Ontario Corporation: DOI 3/22/88; FYE: 12/31
         Reg. No.: 765648 (Ontario); A-27480 (BC, 5/24/88)
         Address:  106 East Drive
                   Brampton, ONT L6T 1C1

4.       Wespa Metallsagenfabrik Simonds Industries GmbH
         German Corporation: DOI 11/00/92; FYE 12/31
         Address:  Postfach 1165
                   34282 Spangenberg, Germany

5.       Strongridge Limited
         Ontario Corporation: DOI 01/01/95; FYE 12/31
         Reg. No.: 1111309
         Address:  106 East Drive
                   Brampton, Ontario L6T 1C1

6.       Armstrong Manufacturing Company
         Oregon Corporation: DOI 09/23/08; FYE 12/31
         Address:  2135 NW 21st Avenue
                   Portland, OR  97208

7.       Notting America, Inc. (New York, DOI 3/26/81)
         Address:  1587-A Bentley Drive
                   Corona, CA  92879


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8.       Cirtec Inc.
         South Carolina Corporation: DOI 1/1/99; FYE 12/31
         Address:  120 Pere Marquette
                   Big Rapids, MI  49307

9.       Simonds UK Holding Limited
         UK Corporation: DOI 1/18/98; FYE: 12/31; Reg. No. 3484408
         Address:  Unit 3 Motorway Industrial Estate
                   Sheffield  ENG  S9 1DH

10.      W. Notting Limited
         UK Corporation: DOI 5/23/21; FYE: 12/31 Reg. No. 174839
         Address:  Unit 3 Motorway Industrial Estate
                   Sheffield ENG S9 1DH

11.      W. Notting Limited ("Parent")- Subsidiaries

12.      Notting Sales Limited (England, doi 6/4/68)
         Registration No. 933186

13.      Notting Canada Inc. (Ontario, doi 3/9/77)
         Registration No. 354068

14.      Servitroquel S.A.(Spain)

15.      Notting de Mexico S.A.(Mexico)

16.      Computer Carton Limited(Guernsey)


This is a revised subsidiary list effective as of March 12, 2001.